                                                                     EXHIBIT 4.5

                                                                [EXECUTION COPY]



                              PURCHASE AGREEMENT

                                 BY AND AMONG

                            BANKVEST CAPITAL CORP.,

                  PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP

                                      AND

                               PNC VENTURE CORP


                      __________________________________

                           DATED AS OF MAY 30, 1996
                      __________________________________

                                TABLE OF CONTENTS

                                                                                             Page
1.       Authorization and Closing..........................................................   1
         1A.      Authorization of the Preferred Stock and the Warrants.....................   1
         1B.      Purchase and Sale of the Preferred Stock and the Warrants.................   1
         1C.      The Closing...............................................................   1

2.  Conditions of Each Purchaser's Obligation at the Closing................................   2
         2A.      Representations and Warranties; Covenants.................................   2
         2B.      Certificate of Designation................................................   2
         2C.      Amendment of Articles of Organization.....................................   2
         2D.      Amendment of the Company's Bylaws.........................................   2
         2E.      Registration Agreement....................................................   2
         2F.      Stockholders Agreement....................................................   2
         2G.      Sale of Preferred Stock and Warrants to Each Purchaser....................   3
         2H.      Key-Man Life Insurance....................................................   3
         2I.      Securities Law Compliance.................................................   3
         2J.      Opinion of the Company's Counsel..........................................   3
         2K.      Closing Documents.........................................................   3
         2L.      Proceedings...............................................................   4
         2M.      Expenses..................................................................   4
         2N.      Waiver....................................................................   4

3.  Covenants...............................................................................   4
         3A.      Financial Statements and Other Information................................   4
         3B.      Inspection of Property....................................................   7
         3C.      Quarterly Investors Meetings..............................................   7
         3D.      Class A Restrictions......................................................   8
         3E.      Affirmative Covenants.....................................................  12
         3F.      Class B Restrictions......................................................  13
         3G.      Compliance with Agreements................................................  13
         3H.      Current Public Information................................................  14
         3I.      Amendment of Other Agreements.............................................  14
         3J.      Financing Agreements......................................................  14
         3K.      Right of First Refusal....................................................  15
         3L.      Regulatory Compliance Cooperation.........................................  16
         3M.      Public Disclosures........................................................  17
         3N.      Contingent Warrants.......................................................  17

4.       Transfer of Restricted Securities..................................................  18
         4A.      General Provisions........................................................  18
         4B.      Opinion Delivery..........................................................  18

         4C.      Rule 144A..................................................................  18
         4D.      Legend Removal.............................................................  18

5.       Representations and Warranties of the Company.......................................  18
         5A.      Organization, Corporate Power and Licenses.................................  19
         5B.      Capital Stock and Related Matters..........................................  19
         5C.      Subsidiaries; Investments..................................................  20
         5D.      Authorization; No Breach...................................................  20
         5E.      Financial Statements.......................................................  21
         5F.      Absence of Undisclosed Liabilities.........................................  22
         5G.      No Material Adverse Change.................................................  22
         5H.      Absence of Certain Developments............................................  22
         5I.      Assets.....................................................................  24
         5J.      Tax Matters................................................................  24
         5K.      Contracts and Commitments..................................................  25
         5L.      Intellectual Property Rights...............................................  26
         5M.      Litigation, etc............................................................  27
         5N.      Brokerage..................................................................  28
         5O.      Governmental Consent, etc..................................................  28
         5P.      Insurance..................................................................  28
         5Q.      Employees..................................................................  28
         5R.      ERISA......................................................................  29
         5S.      Compliance with Laws.......................................................  30
         5T.      Affiliated Transactions....................................................  30
         5U.      Real Property Holding Corporation Status...................................  30
         5V.      Disclosure.................................................................  30

6.   DEFINITIONS.............................................................................  31
         6A.      Definitions................................................................  31

7.  Miscellaneous............................................................................  36
         7A.      Expenses...................................................................  36
         7B.      Remedies...................................................................  36
         7C.      Purchaser's Investment Representations.....................................  36
         7D.      Treatment of the Preferred Stock...........................................  38
         7E.      Consent to Amendments; Waivers.............................................  38
         7F.      Survival of Representations and Warranties.................................  38
         7G.      Successors and Assigns.....................................................  39
         7H.      Capital and Surplus; Special Reserves......................................  39
         7J.      Severability...............................................................  39
         7K.      Counterparts...............................................................  39
         7L.      Descriptive Headings; Interpretation.......................................  39
         7M.      Governing Law..............................................................  40

         7N.      Notices....................................................................  40
         7O.      Consideration for Warrants.................................................  40
         7P.      Understanding Among the Purchasers.........................................  40
         7Q.      No Strict Construction.....................................................  41


Schedules and Exhibits
----------------------

Schedule of Purchasers
List of Exhibits
List of Disclosure Schedules

                                                                [EXECUTION COPY]

                             BANKVEST CAPITAL CORP.
                               PURCHASE AGREEMENT
                               ------------------

          THIS AGREEMENT is made as of May 30, 1996, by and among BankVest Capital Corp., a Massachusetts corporation (the "Company"), Primus Capital Fund
                                                 -------
III Limited Partnership, an Ohio limited partnership ("Primus"), and PNC Venture
                                                       ------
Corp, a Delaware corporation ("PNC"). Primus and PNC are collectively referred
                               ---
to herein as the "Purchasers" and individually as a "Purchaser".  Except as
                  ----------                         ---------
otherwise provided herein, capitalized terms used herein are defined in Section 6 hereof.

          Pursuant to this Agreement, the Company desires to issue and sell and Primus desires to purchase (i) 30,000 shares of the Company's Class A Convertible Preferred Stock, par value $1.00 per share (the "Class A Preferred")
                                                             -----------------
and (ii) a warrant (the "Class A Warrant") to purchase an aggregate of 24,000
                         ---------------
shares of the Company's Class A Common Stock, par value $1.00 per share (the "Class A Common"), and the Company desires to issue and sell and PNC desires to
 --------------
purchase (i) 30,000 shares of the Company's Class B Convertible Preferred Stock, par value $1.00 per share (the "Class B Preferred" and, together with the Class
                                -----------------
A Preferred, the "Preferred Stock") and (ii) a warrant (the "Class B Warrant"
                  ---------------                            ---------------
and, together with the Class A Warrant, the "Warrants") to purchase an aggregate
                                             --------
of 24,000 shares of the Company's Class B Common Stock, par value $1.00 per share (the "Class B Common" and, together with the Class A Common, the "Common
            --------------                                              ------
Stock").
-----

          The parties hereto hereby agree as follows:

          Section 1.    Authorization and Closing.
                        -------------------------

          1A.  Authorization of the Preferred Stock and the Warrants.  The
               -----------------------------------------------------
Company shall authorize the issuance and sale to Primus of 30,000 shares of Class A Preferred and the Class A Warrant, and the Company shall authorize the issuance and sale to PNC of 30,000 shares of Class B Preferred and the Class B Warrant.

          1B.  Purchase and Sale of the Preferred Stock and the Warrants.  At
               ---------------------------------------------------------
the Closing, the Company shall sell to Primus and, subject to the terms and conditions set forth herein, Primus shall purchase from the Company, 30,000 shares of Class A Preferred for $2,990,000 and the Class A Warrant for $10,000, and the Company shall sell to PNC and, subject to the terms and conditions set forth herein, PNC shall purchase from the Company, 30,000 shares of Class B Preferred for $2,990,000 and the Class B Warrant for $10,000. The sale of the Preferred Stock and the Warrants to each Purchaser shall constitute a separate sale hereunder.

          1C.  The Closing.  The closing of the separate purchases and sales of
               -----------
the Preferred Stock and the Warrants (the "Closing") shall take place at the
                                           -------
offices of Goldstein & Manello, P.C., 265 Franklin Street, Boston, Massachusetts at 10:00 a.m. on May 30, 1996, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser and the Warrants to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price therefor by a cashier's or certified check, or by wire transfer of immediately available funds to the Company's account in accordance with wire instructions delivered to each Purchaser prior to the Closing.

          Section 2.  Conditions of Each Purchaser's Obligation at the Closing.
                      --------------------------------------------------------
The obligation of each Purchaser to purchase and pay for the Preferred Stock and the Warrants at the Closing is subject to the satisfaction as of the Closing of the following conditions:

          2A.  Representations and Warranties; Covenants.  The representations
               -----------------------------------------
and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

          2B.  Certificate of Designation.  The Company shall have duly adopted,
               --------------------------
executed and filed with the Secretary of State of Massachusetts a Certificate of Designation of Rights and Preferences establishing the terms and the relative rights and preferences of the Preferred Stock in the form set forth in Exhibit A
                                                                       ---------
attached hereto (the "Certificate of Designation"), and the Company shall not
                      --------------------------
have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Closing under Massachusetts General Laws and shall not have been amended or modified.

          2C.  Amendment of Articles of Organization.  The Company's Articles of
               -------------------------------------
Organization (the "Articles of Organization") shall have been amended and
                   ------------------------
restated to include the provisions set forth in Exhibit B attached hereto, shall
                                                ---------
be in full force and effect under Massachusetts General Laws as of the Closing as so amended and shall not have been further amended or modified.

          2D.  Amendment of the Company's Bylaws.  The Company's bylaws (the
               ---------------------------------
"Bylaws") shall have been duly amended and restated to (i) permit the holders of
-------
at least 331/3% of the outstanding Preferred Stock to call for a meeting of the Company's stockholders in the shortest period of time permitted by applicable law, (ii) permit any member of the Company's board of directors to call a meeting of the board of directors in the shortest period of time permitted by applicable law, (iii) permit the stockholders to establish the size of the board from seven to eleven directors and permit the stockholders to fill any vacancies on the board of directors and (iv) require meetings of the board of directors to be held at least once during each of the Company's fiscal quarters. The Bylaws shall be in full force and effect as of the Closing as so amended and shall not have been further amended or modified.

          2E.  Registration Agreement.  The Company and the Purchasers shall
               ----------------------
have entered into a registration agreement in the form of Exhibit C attached
                                                          ---------
hereto (the "Registration Agreement"), and the Registration Agreement shall be
             ----------------------
in full force and effect as of the Closing.

          2F.  Stockholders Agreement.  The Company, the Purchasers and certain
               ----------------------
of the Company's other stockholders shall have entered into a stockholders agreement in the form of Exhibit D attached hereto (the "Stockholders
                         ---------                       ------------
Agreement"), and the Stockholders Agreement shall be in full force and effect as
---------
of the Closing.

          2G.  Sale of Preferred Stock and Warrants to Each Purchaser.  The
               ------------------------------------------------------
Company shall have simultaneously sold to each Purchaser the Preferred Stock and the Warrants to be purchased by such Purchaser hereunder at the Closing and shall have received payment therefor in full.

          2H.  Key-Man Life Insurance.  The Company shall have obtained a key-
               ----------------------
man life insurance policy on the life of Paul S. Gass in the face amount of $3,000,000, which policy shall be in full force and effect as of the Closing. Such insurance policy shall name the Company as beneficiary and shall provide that such insurance policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Purchasers.

          2I.  Securities Law Compliance.  The Company shall have made all
               -------------------------
filings (other than those which are not required to be filed before the Closing) under all applicable federal and state securities laws necessary to consummate the issuance of the Preferred Stock and the Warrants pursuant to this Agreement in compliance with such laws.

          2J.  Opinion of the Company's Counsel.  Each Purchaser shall have
               --------------------------------
received from Goldstein & Manello, P.C., counsel for the Company, an opinion with respect to the matters set forth in Exhibit E attached hereto, which shall
                                         ---------
be addressed to each Purchaser, dated the date of the Closing and in form and substance reasonably satisfactory to each Purchaser.

          2K.  Closing Documents.  The Company shall have delivered to Primus
               -----------------
the Class A Warrant in the form of Exhibit F attached hereto and to PNC the
                                   ---------
Class B Warrant in the form of Exhibit G attached hereto, and the Company shall
                               ---------
have delivered to each Purchaser all of the following documents:

               (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and paragraphs 2A through 2D and paragraphs 2G through 2I, inclusive, have been fully satisfied;

               (ii) a Clerk's Certificate, dated the date of the Closing, certifying that attached thereto are copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby, the filing of the Certificate of Designation referred to in paragraph 2B, the filing of the amendment to the Articles of Organization referred to in paragraph 2C, the amendment to the Bylaws referred to in paragraph 2D, the issuance and sale of the Preferred Stock and the Warrants, the reservation for issuance upon conversion of the Class A Preferred and exercise of the Class A Warrant of an aggregate of 264,000 shares of Class A Common, the reservation for issuance upon conversion of the Class B Preferred and exercise of the Class B Warrant of an aggregate of 264,000 shares of Class B Common, the reservation for issuance upon conversion of the Class B Common issuable upon conversion of the Class B Preferred and exercise of the Class B Warrant of an aggregate of 264,000 shares of Class A Common and the reservation for issuance upon conversion of the Class B Preferred of an aggregate of 240,000 shares of Class A Preferred and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the amendment to the Articles of Organization referred to in paragraph 2C;

               (iii) certified copies of the Articles of Organization and the Certificate of Designation, each as filed with the Secretary of State of The Commonwealth of Massachusetts and in effect at the Closing, and a copy of the Bylaws as certified by the Clerk of the Company and in effect at the Closing;

               (iv) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

               (v) such other documents relating to the transactions contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

          2L.  Proceedings.  All corporate and other proceedings taken or
               -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

          2M.  Expenses.  At the Closing, the Company shall have reimbursed the
               --------
Purchasers for their fees and expenses as provided in paragraph 7A hereof.

          2N.  Waiver.  Any condition specified in this Section 2 may be waived
               ------
if consented to by each Purchaser at or prior to the Closing; provided that no
                                                              -------- ----
such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          Section 3.  Covenants.
                      ---------

          3A.  Financial Statements and Other Information.  The Company shall
               ------------------------------------------
deliver to each Purchaser (so long as such Purchaser holds any Preferred Stock or any Underlying Common Stock) and to each holder of at least 10% of the outstanding Preferred Stock and each holder of at least 10% of the Underlying Common Stock:

          (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

          (ii) accompanying the financial statements referred to in subparagraph (i), an Officer's Certificate (a) stating that there is no Event of Noncompliance in existence and that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any Event of Noncompliance or any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto and
     (b) setting forth the amount of the Company's and its Subsidiaries' outstanding funded Indebtedness as of the end of such monthly accounting period and the amount of available funds under the Company's and its Subsidiaries' revolving credit lines and other facilities as of the end of such period;

          (iii) within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of the outstanding Preferred Stock and the holders of a majority of the Underlying Common Stock, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was an Event of Noncompliance in existence or that there was any other default by the Company or any Subsidiary in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any other material agreement to which the Company or any Subsidiary is a party or, if such accountants have reason to believe any Event of Noncompliance or other default by the Company or any Subsidiary exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at least 15 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto; provided that any monthly deviation which is contemplated
                      -------- ----
     in the annual budget and which does not result in an adverse impact on the business or operations of the Company shall not be deemed a material adverse deviation for purposes hereof;

          (vi) promptly (but in any event within ten days) after the discovery or receipt of notice of any Event of Noncompliance, any default under any material agreement to which it or any of its Subsidiaries is a party, any condition or event which is reasonably likely to result in any material liability under any federal, state or local statute or regulation relating to public health and safety, worker health and safety or pollution or protection of the environment or any other material adverse change, event or circumstance affecting the Company or any Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (vii) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

          (viii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this paragraph 3A may reasonably request.

Each of the financial statements referred to in subparagraph (i) and (iii) shall be consistent with the books and records of the Company (which, in turn, shall be accurate and complete in all material respects) and shall present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). Notwithstanding the foregoing, the provisions of this paragraph 3A and paragraphs 3B and 3C below shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange

Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this paragraph 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this paragraph 3A or paragraph 3B below or under any other provision of this Agreement or any other agreement contemplated hereby to be executed by such Person with the Company shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company or any of its Subsidiaries obtained by it pursuant to this paragraph 3A or paragraph 3B below or under any other provision of this Agreement or any other agreement contemplated hereby to be executed by such Person with the Company; provided that each such Person may
                                          -------- ----
disclose such information in connection with the sale or transfer of any Preferred Stock or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. For purposes of this Agreement and the Registration Agreement, all holdings of Preferred Stock and Underlying Common Stock by Persons who are Affiliates of each other (which, for this purpose, shall also include Persons which have received distributions of securities from a partnership holding such securities) shall be aggregated for purposes of meeting any threshold tests under this Agreement and the Registration Agreement.

          3B.  Inspection of Property.  The Company shall permit any
               ----------------------
representatives designated by any Purchaser (so long as such Purchaser holds any Preferred Stock or Underlying Common Stock) or any holder of at least 10% of the outstanding Preferred Stock or at least 10% of the Underlying Common Stock, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Preferred Stock or Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons. Any Person entitled to exercise rights under this paragraph 3B shall be entitled to exercise such rights not more than one time per calendar quarter, unless at any time there shall exist an Event of Noncompliance, in which case each such Person shall be entitled to exercise such rights at any time and from time to time during the period that such Event of Noncompliance shall be in existence.

          3C.  Quarterly Investors Meetings.  Immediately prior to or
               ----------------------------
immediately following each meeting of the Company's board of directors, the Company shall hold an informational meeting for the holders of the Preferred Stock and the Underlying Common Stock either by telephonic conference or at the Company's principal executive office (or other location reasonably acceptable to the holders of the Preferred Stock and the Underlying Common Stock and the Company). At each such meeting, the executive officers of the Company and its Subsidiaries and such other individuals as the executive officers deem necessary and appropriate shall be available to discuss the affairs, finances and operations of such corporations. Each holder electing to participate therein shall be provided with an agenda of the matters to be discussed at each such investors meeting. The Company shall reimburse each Purchaser for the reasonable out-of-pocket expenses of not more than one representative designated by such Purchaser incurred in connection with attending each such meeting.

          3D.  Class A Restrictions.  So long as at least 331/3% of the Class A
               --------------------
Preferred remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Class A Preferred:

               (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than the Preferred Stock pursuant to the terms of the Certificate of Designation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock;

               (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than
     (a) the Preferred Stock pursuant to the terms of the Certificate of Designation, (b) pursuant to the Put (as defined in the Stockholders Agreement) and (c) repurchases of Common Stock from former employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors for an aggregate purchase price of no more than $250,000 in any twelve-month period so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase; or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

               (iii) authorize, issue or enter into any agreement providing for the authorization, creation, or issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class A Preferred or the Class B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or
     (c) any additional Preferred Stock (other than Class A Preferred issued or issuable upon conversion of Class B Preferred pursuant to the Certificate of Designation); provided that nothing herein shall be interpreted as
                      -------- ----
     prohibiting the Company from authorizing, issuing or entering into any agreement to issue capital stock or any other equity security which is junior to the Preferred Stock in all respects (including, without limitation, with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise), subject to the rights of the holders of Preferred Stock under this Agreement, the Articles of

     Organization, the Certificate of Designation, the Warrants and the other agreements contemplated hereby;

          (iv) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to subparagraph (viii) below and (c) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) fully-insured certificates of deposit of commercial banks having combined capital and surplus of at least $1 billion or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

          (v) merge or consolidate with any Person or, except as permitted by subparagraph (viii) below, permit any Subsidiary to merge or consolidate with any Person (other than a Wholly-Owned Subsidiary);

          (vi) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, any assets of the Company or its Subsidiaries involving an aggregate consideration in excess of $1,000,000 in any twelve-month period (other than any sale or lease of assets made in the ordinary course of business in connection with any capitalized leases entered into by the Company or any of its Subsidiaries as lessor in the ordinary course of business and other than any Liens to lending institutions incurred or granted by the Company or any of its Subsidiaries in the ordinary course of business in connection therewith);

          (vii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

          (viii) acquire, or permit any Subsidiary to acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect) exceeding $5,000,000 in any one transaction or series of related transactions or exceeding $5,000,000 in any twelve-month period;

          (ix) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the businesses in which it is presently engaged (except that the Company shall be permitted to operate a Wholly-Owned Subsidiary captive insurer and/or bankruptcy proof Wholly-Owned Subsidiary for the purpose of securitizing lease receivables in the ordinary course of business);

          (x) except for any financing agreements or instruments (which are subject to the provisions of paragraph 3J below and not this subparagraph
     (x)), become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any Indebtedness owed to, the Company or another Subsidiary (except that nothing in this clause (a) shall prohibit the Company from operating a bankruptcy proof Wholly-Owned Subsidiary for the purpose of securitizing lease receivables in the ordinary course of business) or (b) the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Certificate of Designation, the Articles of Organization or the Bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions and conversions of the Preferred Stock);

          (xi) except as expressly contemplated by this Agreement, make any amendment to the Articles of Organization, the Certificate of Designation or the Bylaws, or file any resolution of the board of directors with the Massachusetts Secretary of State containing any provisions, which would increase the number of authorized shares of the Preferred Stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Preferred Stock or the Underlying Common Stock under this Agreement, the Articles of Organization, the Certification of Designation, the Bylaws, the Registration Agreement or the Stockholders Agreement;

          (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such indi vidual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement;

          (xiii) increase any compensation (including salary, bonuses and other forms of current or deferred compensation) payable to Paul S. Gass or any other officers or directors of the Company or any of its Subsidiaries, except for any such increases approved by the Compensation Committee established by the Company's board of directors in accordance with the Stockholders Agreement;

          (xiv) establish or acquire (a) any Subsidiaries other than Wholly-Owned Subsidiaries or (b) any Subsidiaries organized outside of the United States and its territorial possessions (except that nothing in this clause
     (xiv) shall prohibit the Company from establishing an offshore Wholly-Owned Subsidiary captive insurer);

          (xv) except as approved by the Company's board of directors (and, in the case of lines of credit, loans or financing arrangements with lending institutions, within the limits of such lines of credit, loans or financing arrangements approved by the Company's board of directors), create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness;

          (xvi) except as approved by the Company's board of directors, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens (other than Permitted Liens);

          (xvii) make any capital expenditures for capital equipment for use in the Company's operations such as computers, phones, office machines, office furnishings and related fixtures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $500,000 in the aggregate on a consolidated basis during any fiscal year;

          (xviii) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consis tently applied) under which the amount of the aggregate lease payments to be made by the Company and its Subsidiaries for all such agreements exceeds $200,000 on a consolidated basis during any fiscal year;

          (xix) except as approved by the Company's board of directors, change its fiscal year;

          (xx) increase the authorized size of its board of directors above seven members (except for any increase upon the occurrence of certain Events of Noncompliance as provided in the Certificate of Designation);

          (xxi) amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing (except for any such amendment or modification which increases to not more than 170,485 the total number of shares of Common Stock subject to authorized stock options (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all stock options outstanding as of the Closing)), adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees or directors other than pursuant to the Company's existing stock option plans (it being understood that all such options shall be subject to vesting in equal annual installments over not less than five years);

          (xxii) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary;

          (xxiii)   borrow against, pledge, assign, modify, cancel or surrender the key-man life insurance policy required to be maintained under paragraph 3E(vii) hereof; or

          (xxiv) use the proceeds from the sale of the Preferred Stock and the Warrants other than to finance its marketing efforts to banks and equipment vendors, to support investment in equipment leases and for working capital purposes.

               3E.  Affirmative Covenants.  So long as at least 331/3% of the
                    ---------------------
Preferred Stock remains outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding Preferred Stock:

               (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses and where the failure to do so would have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times;

               (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (iv) comply with all other material obligations which it incurs pursuant to any material contract or material agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

               (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

               (vi) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

               (vii) maintain the key-man life insurance policy referred to in paragraph 2H above;

               (viii) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

               (ix) enter into and maintain nondisclosure agreements with its key employees.

          3F.  Class B Restrictions.  So long as at least 331/3% of the Class B
               --------------------
Preferred remains outstanding, the Company shall not, without the prior written consent of the holders of a majority of the outstanding Class B Preferred, take any of the actions specified in paragraphs 3D(i), 3D(ii), 3D(iii), 3D(v), 3D(vi) (but only if such transaction involves the sale, lease or other disposition of more than 50% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its good faith judgment)), 3D(vii), 3D(ix), 3D(x), 3D(xi), 3D(xii), 3D(xv), 3D(xvi) or 3D(xxiv) above; provided that, notwithstanding the foregoing, in lieu of obtaining the prior
-------- ----
written consent of the holders of the Class B Preferred as provided above with respect to the actions specified in paragraphs 3D(i), 3D(ii), 3D(v), 3D(vi), 3D(ix) and 3D(x) (but only with respect to clause (a) thereof) above, the Company may offer in writing to redeem all of the outstanding Class B Preferred in accordance with Section 4 of the Certificate of Designation. If the holders of a majority of the outstanding Class B Preferred reject such offer of redemption or fail to accept such offer within ten business days after such offer is delivered to each holder of Class B Preferred, such holders shall be deemed to have consented to any such action which gave rise to the offer of redemption, the offer shall be deemed to have been withdrawn and the Company shall have no right to redeem any shares of Class B Preferred pursuant to
Section 4 of the Certificate of Designation. If the holders of a majority of the outstanding Class B Preferred accept such offer of redemption, such holders shall have no right to object to the taking of any such action which gave rise to the offer of redemption, and the Company shall be obligated to redeem all of the outstanding shares of Class B Preferred pursuant to the provisions of
Section 4 of the Certificate of Designation on or prior to the date on which any such action which gave rise to the offer of redemption is to be taken by the Company or any of its Subsidiaries.

          3G.  Compliance with Agreements.  The Company shall perform and
               --------------------------
observe (i) all of its obligations to each holder of the Preferred Stock and all of its obligations to each holder of the Underlying Common Stock set forth in the Articles of Organization, the Certificate of Designation and the Bylaws,
(ii) all of its obligations to each holder of the Warrants set forth therein,

(iii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement and (iv) all of its obligations to each holder of Stockholder Shares set forth in the Stockholders Agreement.

          3H.  Current Public Information.  At all times after the Company has
               --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3I.  Amendment of Other Agreements.  The Company shall not amend,
               -----------------------------
modify or waive any provision of its employment agreement with Paul S. Gass without the prior written consent of the holders of a majority of the Underlying Common Stock, and the Company shall enforce the provisions of such employment agreement and shall exercise all of its rights and remedies thereunder unless it is otherwise directed by the holders of a majority of the Underlying Common Stock. The provisions of this paragraph 3I shall terminate upon the consummation of a Qualified Public Offering.

          3J.  Financing Agreements.  The Company shall not amend, modify or
               --------------------
waive, or permit any Subsidiary to amend, modify or waive, any provision of the Company's or any Subsidiary's existing financing agreements if as a result of such amendment, modification or waiver the Company, any of its Subsidiaries or the holders of the Preferred Stock would be subject to any provision of such financing agreements more onerous or restrictive in any material respect than as in effect immediately prior to any such amendment, modification or waiver, without the prior written consent of the holders of a majority of the outstanding Preferred Stock. The Company shall not become subject to, or permit any Subsidiary to become subject to, any new financing agreement that contains any provisions that are more onerous or restrictive in any material respect to the Company, any of its Subsidiaries or the holders of the Preferred Stock than the Company's existing financing agreements as of the date hereof, without the prior written consent of the holders of a majority of the outstanding Preferred Stock. Notwithstanding the foregoing, the holders of Preferred Stock shall not unreasonably withhold such prior written consent, and such holders shall have no right to object thereto if any such amendment, modification or waiver to an existing financing agreement or if any such new financing agreement would not have a material adverse effect on the business operations or financial condition of the Company and its Subsidiaries taken as a whole. The provisions of this paragraph 3J shall not apply if any such amendment, modification or waiver is approved by a majority of the Company's board of directors (with at least one of the Investor Directors (as defined in the Stockholders Agreement) voting in favor thereof or otherwise consenting thereto). The provisions of this paragraph 3J shall terminate upon the consummation of a Qualified Public Offering.

           3K. Right of First Refusal.
               ----------------------

               (i) Except for issuances of Common Stock (a) to the Company's employees as contemplated by paragraph 3D(xxi) above, (b) to the Company's employees on the terms described on the attached Employee Stock Purchase
                                                 -----------------------
Schedule (in an aggregate amount not to exceed 44,000 shares of Common Stock (as
--------
such number of shares is adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock and as such number shall include (1) all shares of Common Stock issued to such employees as of the date of this Agreement and (2) all shares of Common Stock issuable upon exercise of the common stock warrants described on the attached Employee Stock Purchase Schedule)), (c) to customers, suppliers, financial
--------------------------------
institutions and other Persons having legitimate business relationships with the Company or its Subsidiaries (in an aggregate amount not to exceed 25,000 shares of Common Stock (as such number of shares is adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations affecting the Common Stock)), (d) upon the conversion of the Preferred Stock or the Class B Common or upon the exercise of the Warrants (including the Contingent Warrants),
(e) in connection with the acquisition of another company or business as contemplated by paragraph 3D(viii), (f) pursuant to a public offering registered under the Securities Act, (g) upon the exercise of certain common stock warrants issued prior to the Closing pursuant to the Private Placement Memorandum in an aggregate amount not to exceed 8,000 shares of Common Stock (at an exercise price of not less than $13.75 per share), (h) subsequent to the Closing and prior to July 1, 1996, in an aggregate amount not to exceed 32,000 shares of Common Stock pursuant to the Private Placement Memorandum (at a price not less than $12.50 per share) or (i) upon the exercise of common stock warrants issued subsequent to the Closing and prior to July 1, 1996 pursuant to the Private Placement Memorandum in an aggregate amount not to exceed 3,200 shares of Common Stock (at an exercise price of not less than $13.75 per share), if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons; provided that, at
                                                            -------- ----
the request of any holder of Underlying Common Stock, the Company shall offer to such holder stock or securities which have no voting rights (other than required by applicable law) and which are convertible into voting securities on the same terms as the Class B Common is convertible into Class A Common but which are otherwise identical to the stock or securities being offered. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

               (ii) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

               (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this paragraph.

               (iv) The rights of the holders of Underlying Common Stock under this paragraph shall terminate upon the consummation of a Qualified Public Offering.

          3L.  Regulatory Compliance Cooperation.
               ---------------------------------

          (i) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, the Company shall give written notice of such pending action to the Purchasers. Upon the written request of any Purchaser made within 10 days after its receipt of any such notice stating that after giving effect to such action such Purchaser would have a Regulatory Problem, the Company shall defer taking such action for such period (not to extend beyond 45 days after such Purchaser's receipt of the Company's original notice) as such Purchaser requests to permit it and its Affiliates to reduce the quantity of the Company's securities they own in order to avoid the Regulatory Problem. In addition, the Company shall not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which any Purchaser would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause such Purchaser to have a Regulatory Problem.
For purposes of this paragraph, a Person shall be deemed to have a "Regulatory
                                                                    ----------
Problem" when such Person and such Person's Affiliates would own, control or
-------
have power over a greater quantity of securities of any kind issued by the Company or any other entity than are permitted under any requirement of any governmental authority.

               (ii) At any Purchaser's request at any time (whether in connection with any action by the Company referred to in subparagraph (i) above or otherwise), the Company shall exchange with such Purchaser for such number of shares of Class A Common or Class A Preferred, as the case may be, then held by such Purchaser as it designates a like number of shares of Class B

Common or Class B Preferred, respectively, and the Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common and Class B Preferred, solely for issue upon such exchanges, the number of such shares deemed sufficient by the Company for such purposes. In the event of any such exchange of Class B Common for Class A Common or Class B Preferred for Class A Preferred, (a) the holders of such Class B Common or Class B Preferred shall be entitled to all the rights which such holders had pursuant to this Agreement and the Registration Agreement as holders of Class A Common or Class A Preferred, as the case may be (including, without limitation, the right to have such shares treated as "Underlying Common Stock" and "Registrable Securities" pursuant to this Agreement and the Registration Agreement), and (b) if such shares of Class A Common or Class A Preferred were "Restricted Securities" hereunder, such Class B Common or Class B Preferred shall also be deemed to be "Restricted Securities" hereunder.

               (iii) The Company shall grant to any subsequent holder of Restricted Securities, upon such holder's request, the same rights granted to Purchasers pursuant to this paragraph.

          3M.  Public Disclosures. The Company shall not, nor shall it permit
               ------------------
any Subsidiary to, disclose any Person's name or identity as an investor in any of the Purchasers in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall have given written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure. Nothing herein, however, shall prohibit the Company from disclosing or marketing the Purchasers' investment under this Agreement.

          3N.  Contingent Warrants.
               -------------------

          (i) Upon any redemption of shares of Class B Preferred pursuant to the terms of paragraph 4A of the Certificate of Designation, the Company shall issue a warrant (collectively, the "Contingent Warrants") to each holder of
                                    -------------------
Class B Preferred. The Contingent Warrants shall be in the form of Exhibit G
                                                                   ---------
attached hereto, shall include the additional terms and conditions described on Exhibit H attached hereto and shall otherwise be satisfactory in form and
---------
substance to the recipients thereof. The holders of the Contingent Warrants shall have the right to acquire initially the same number of shares of Class B Common into which each such holder's shares of Class B Preferred being redeemed (the "Redeemed Shares") were convertible as of the Redemption Date thereof. The
      ---------------
initial exercise price for each share of Class B Common under the Contingent Warrants shall be equal to the Conversion Price of the Redeemed Shares as of the Redemption Date thereof, and the Contingent Warrants shall be exercisable at any time after the Redemption Date of the Redeemed Shares and shall expire (unless previously exercised) on the earlier of the tenth anniversary of the Closing or immediately following the date on which the outstanding Preferred Stock is converted into Conversion Stock pursuant to paragraph 6F of the Certificate of Designation.

          (ii) The terms "Conversion Price," "Redemption Date" and "Conversion Stock" have the meanings set forth in the Certificate of Designation.

          Section  4.    Transfer of Restricted Securities.
                         ---------------------------------

          4A.  General Provisions.  Restricted Securities are transferable only
               ------------------
pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B.  Opinion Delivery.  In connection with the transfer of any
               ----------------
Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4C.  Rule 144A.  Upon the request of any Purchaser, the Company shall
               ---------
promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission. The Company's obligations under this paragraph 4C shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective transferees a written agreement to take all reasonable precautions to safeguard the Rule 144A information from disclosure to anyone other than a Person who will assist such transferee in evaluating the transfer.

          4D.  Legend Removal.  If any Restricted Securities become eligible for
               --------------
sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section  5.    Representations and Warranties of the Company.  As a
                         ---------------------------------------------
material inducement to the Purchasers to enter into this Agreement and purchase the Preferred Stock and the Warrants hereunder, the Company hereby represents and warrants that:

          5A.  Organization, Corporate Power and Licenses.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Massachusetts and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

           5B. Capital Stock and Related Matters.
               ---------------------------------

          (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 500,000 shares of preferred stock, of which 60,000 shares shall be designated as Class A Preferred (of which 30,000 shares shall be issued and outstanding and 30,000 shares shall be reserved for issuance upon conversion of the Class B Preferred) and 30,000 shares shall be designated as Class B Preferred (all of which shall be issued and outstanding) and (b) 5,264,000 shares of Common Stock, of which 5,000,000 shares shall be designated as Class A Common (of which 800,714 shares shall be issued and outstanding and held beneficially and of record by the Persons (and in the amounts) set forth on the attached Capitalization Schedule, 480,000
                                          -----------------------
shares shall be reserved for issuance upon conversion of the Class A Preferred, 24,000 shares shall be reserved for issuance upon exercise of the Class A Warrant, and 264,000 shares shall be reserved for issuance upon conversion of the Class B Common issued upon conversion of the Class B Preferred and exercise of the Class B Warrant) and of which 264,000 shares shall be designated as Class B Common (none of which shares shall be issued and outstanding, 240,000 shares of which shall be reserved for issuance upon conversion of the Class B Preferred and 24,000 shares of which shall be reserved for issuance upon the exercise of the Class B Warrant) and 9,200 shares shall be reserved for issuance upon the exercise of certain common stock warrants issued pursuant to the Private Placement Memorandum. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Preferred Stock, the Class B Common and the Warrants and except as set forth on the attached Capitalization Schedule. The attached
                                        -----------------------
Capitalization Schedule accurately sets forth the following information with
-----------------------
respect to all outstanding options and rights to acquire the Company's capital stock: the holder, the number of shares covered, the exercise price and the expiration date. As of the Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the attached Capitalization Schedule and except pursuant to the Certificate of
         -----------------------
Designation and the Stockholders

Agreement. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (ii) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Preferred Stock or the Warrants hereunder or the issuance of the Common Stock upon conversion of the Preferred Stock or upon exercise of the Warrants. Except as specifically disclosed on the attached Capitalization Schedule, the Company has not violated any applicable federal or
-----------------------
state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Preferred Stock and the Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws. As of the Closing, none of the Company's stockholders shall have the right to rescind such stockholder's purchase of the Company's capital stock for any reason other than pursuant to a rescission offer granted by the Company. As of the Closing, the Company has not repurchased, committed to repurchase or agreed to repurchase capital stock from its stockholders pursuant to rescission offers granted by the Company for an aggregate consideration in excess of $250,000 (assuming, for purposes of this representation and warranty, that all rescission offers granted by the Company that remain outstanding as of the Closing are accepted by such stockholders and the Company is committed to and has agreed to repurchase such capital stock as of the Closing). Except as disclosed on the attached Capitalization Schedule,
                                                      -----------------------
to the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement.

          5C.  Subsidiaries; Investments.  The attached Subsidiary Schedule
               -------------------------                -------------------
correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassess able, and all such shares are owned by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the Subsidiary Schedule, neither the Company nor any Subsidiary
                    -------------------
owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

          5D.  Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the Warrants, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the Certificate of Designation and the amendment and restatement of the Articles of Organization and the amendment and restatement of the Bylaws have been duly authorized by the Company. This Agreement, the Warrants, the Registration Agreement, the Stockholders Agreement, the Articles of Organization,
the Certificate of Designation and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached Restrictions Schedule, the execution and delivery by the Company of
             ---------------------

this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock and the Warrants hereunder, the issuance of Common Stock upon conversion of the Preferred Stock, the issuance of Class A Preferred upon the conversion of Class B Preferred, the issuance of Warrants hereunder, the issuance of Common Stock upon exercise of Warrants, the filing of the Certificate of Designation, the amendment and restatement of the Articles of Organization and the Bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under,
(v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Certificate of Designation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject. Except as set forth on the attached Restrictions Schedule, none of the Subsidiaries are subject to any
         ---------------------
restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

          5E.  Financial Statements.  Attached hereto as the Financial
               --------------------                          ---------
Statements Schedule are the following financial statements:
-------------------

               (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1993, December 31, 1994 and June 30, 1995, and the related statements of income and cash flows (or the equivalent) for the respective periods then ended; and

               (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 30, 1996 (the "Latest Balance Sheet"), and the
                                              --------------------
  related statements of income and cash flows (or the equivalent) for the ten-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole). The attached Financial Statements Schedule sets forth the amount of the Company's
         -----------------------------
and its Subsidiaries' outstanding funded Indebtedness as of the end of the most recent monthly accounting period prior to the Closing and the amount of available funds under the Company's and its Subsidiaries' revolving credit lines and other facilities as of the end of such monthly accounting period.

          5F.  Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached Liabilities Schedule, the Company and its Subsidiaries do not have any
         --------------------
material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G.  No Material Adverse Change. Since the date of the Latest Balance
               --------------------------
Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

           5H. Absence of Certain Developments.
               -------------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Developments Schedule, since the date of the Latest
                      ---------------------
Balance Sheet, neither the Company nor any Subsidiary have:

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts and financing agreements with lending institutions entered into in the ordinary course of business;

               (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

               (d) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities), except for such repurchases or redemptions made pursuant to rescission offers made by the Company to certain investors pursuant to the 1995 offering contemplated by the Private Placement Memorandum;

          (e) mortgaged or pledged any of its properties or assets or subjected them to any material Lien, other than such mortgages and pledges made in the ordinary course and which constitute Permitted Liens, and except Liens for current property taxes not yet due and payable;

          (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

          (g) sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business in circumstances in which the Company has imposed confidentiality restrictions);

          (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

          (i) made capital expenditures for capital equipment for use in the Company's operations (such as computers, phones, office machines, office furnishings and related fixtures) or commitments therefor that aggregate in excess of $100,000;

          (j) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $25,000 in the aggregate, except for certain loans to existing employees in connection with the issuance and sale of stock to such employees as described on the attached Employee Stock
                                                               --------------
  Purchase Schedule;
  -----------------

          (k) made any charitable contributions or pledges;

          (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance;

          (m) made any Investment in or taken steps to incorporate any Subsidiary, except for such steps taken in connection with the formation of an offshore Wholly-Owned Subsidiary captive insurer and a bankruptcy proof Wholly-Owned Subsidiary; or

          (n) or entered into any other material transaction, whether or not in the ordinary course of business.

          (ii) Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

          5I.  Assets.  Except as set forth on the attached Assets Schedule, the
               ------                                       ---------------
Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the material properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the attached Assets Schedule, the Company's and each Subsidiary's
                          ---------------
buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all material tangible assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

           5J. Tax Matters.
               -----------

          (i)  Except as set forth on the attached Taxes Schedule: the Company
                                                   --------------
and each Subsidiary have filed all Tax Returns which they are required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company and each Subsidiary have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company believes that as of the date of this Agreement the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax Liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet Date (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any liability for Taxes other than in the ordinary course of business; and no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company or any Subsidiary, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority.

          (ii) Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary (a) under Treas. Reg. (S)1.1502-6 (or comparable provisions of state, local or foreign law), (b) as transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement with a Person other than the Company or a Subsidiary.

          (iii) Neither the Company nor any Subsidiary has been a member of an Affiliated Group other than one in which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return, other than one filed by the Company.

           5K. Contracts and Commitments.
               -------------------------

          (i) Except as expressly contemplated by this Agreement or as set forth on the attached Contracts Schedule or the attached Employee Benefits Schedule,
                ------------------                 --------------------------
neither the Company nor any Subsidiary is a party to or bound by any written or oral:

          (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrange ments;

          (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates;

          (c) contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

          (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or its Subsidiaries;

          (e) guarantee of any obligation in excess of $50,000 (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

          (f) lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $50,000;

          (g) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000 (other than lease arrangements entered into as lessor in the ordinary course of business);

          (h) assignment, license, indemnification or other agreement with respect to any intangible property (including, without limitation, any Intellectual Property);

               (i) warranty agreement with respect to its services rendered or its products sold or leased;

               (j) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

               (k) sales, distribution or franchise agreement;

               (l) agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 30 days notice without penalty;

               (m) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (n) any other agreement which is material to its operations and business prospects or involves annual consideration in excess of $50,000.

          (ii) All of the contracts, agreements and instruments set forth on the attached Contracts Schedule are valid, binding and enforceable in accordance
         ------------------
with their respective terms. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed or required to be listed on the attached Contracts Schedule and are not in default under or in breach of nor in receipt
------------------
of any claim of default or breach under any material contract, agreement or instrument listed or required to be listed on the attached Contracts Schedule;
                                                           ------------------
no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any Subsidiary under any material contract, agreement or instrument listed or required to be listed on the attached Contracts Schedule; neither the Company
                                      ------------------
nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment listed or required to be listed on the attached Contracts Schedule; and neither the Company nor any
                       ------------------
Subsidiary is a party to any contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

          (iii) A true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the Contracts
                                                                    ---------
Schedule have been made available to the Purchaser's special counsel.
--------

           5L. Intellectual Property Rights.
               ----------------------------

          (i)  The attached Intellectual Property Schedule contains a complete
                            ------------------------------
and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual

Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by the Company or any Subsidiary. The attached Intellectual Property Schedule also contains a complete and
             ------------------------------
accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the attached Intellectual Property Schedule, the Company or one of its
                      ------------------------------
Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Except as set forth on the attached Intellectual Property Schedule, the
                                           ------------------------------
loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any Subsidiary has not had and would not reasonably be expected to have a material adverse effect on the conduct of the Company's and its Subsidiaries' respective businesses, and no such loss or expiration is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable. The Company and its Subsidiaries have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which they own. To the best of the Company's knowledge, the owners of any material Intellectual Property Rights licensed to the Company or any Subsidiary have taken all reasonably necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

          (ii)  Except as set forth on the attached Intellectual Property
                                                    ---------------------
Schedule, (a) the Company and its Subsidiaries own all right, title and interest
--------
in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the best of the Company's knowledge, there are no grounds for the same, (c) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party) and (d) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the attached Intellectual Property Schedule.
------------------------------

          5M.  Litigation, etc.  Except as set forth on the attached Litigation
               ---------------                                       ----------
Schedule, there are no actions, suits, proceedings, orders, investigations or
--------
claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or key employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceedings, orders, investigations or claims pending against or affecting the Company or any Subsidiary during the past three years; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including, without limitation, inquiries as to the qualification to hold or receive any material license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          5N.  Brokerage.  Except as set forth on the attached Brokerage
               ---------                                       ---------
Schedule, there are no claims for brokerage commissions, finders' fees or
--------
similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5O.  Governmental Consent, etc.  No permit, consent, approval or
               -------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached Consents Schedule.
                                             -----------------

          5P.  Insurance.  Neither the Company nor any Subsidiary is in default
               ---------
with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. The Company and its Subsidiaries do not have any self-insurance or co-insurance programs.

          5Q.  Employees.  The Company is not aware that any executive or key
               ---------
employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their key employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and its present and former employees.

          5R.  ERISA.
               -----

          (i)  Except as disclosed on the attached Employee Benefits Schedule,
               --------------------------------------------------------------
the Company does not maintain, contribute to or have any actual or potential liability with respect to any (x) "defined contribution plan" (as defined in
Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Savings Plan"), (y) "employee welfare benefit plan" (as defined
  -----          ------------
in Section 3(1) of ERISA) (the "Welfare Plans") or (z) nonqualified deferred
                                -------------
compensation, incentive, bonus, material fringe benefit, stock bonus or other material benefit arrangements (collectively (x), (y) and (z) above referred to as the "Plans").
        -----

          (ii) The Company does not maintain, contribute to or have any actual or potential liability with respect to any active or terminated, funded or unfunded (x) multiemployer plan (as defined in Section 3(37) or ERISA, (y) defined benefit plan (as defined in Section 3(35) of ERISA) or (z) plan or arrangement to provide medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued health benefit coverage required to be provided under Section 4980B of the IRC or similar state law).

          (iii) Each of the Welfare Plans, if any, and the Savings Plan and all related funding arrangements comply in form and operation with its terms and the applicable requirements of ERISA, the IRC and any other laws. Except as disclosed on the attached Employee Benefits Schedule, the Savings Plan has
                          --------------------------
received a favorable determination letter that it qualifies under the IRC (and that its trust is exempt from tax under the IRC) and such favorable letter includes changes required by the 1986 Tax Reform Act. Except as disclosed on the attached Employee Benefits Schedule, nothing has occurred since the date of
             --------------------------
such favorable determination letter that could adversely affect the qualified status of the Savings Plan or the tax-exempt status of the trust.

          (iv) None of the Company, any trustee or administrator of any Plan or other person has engaged in any transaction with respect to any Plan which could subject the Company or any of its employees to any tax or penalty or other liability imposed by ERISA or the IRC. No actions, suits, investigations or claims with respect to any of the Plans (other than routine claims for benefits) are pending or, to the knowledge of the Company, threatened, and the Company is not aware of any facts or circumstances which could give rise to or be expected to give rise to any such actions, suits, investigations or claims. The Company has complied with the requirements of Section 4980B of the IRC and Section 601 et seq. of ERISA ("COBRA"). All contributions which are due under each of the
                   -----
Plans has been made and all other contributions have been properly accrued. The Company has complied with all reporting and disclosure obligations with respect to the Welfare Plans and the Savings Plan.

          5S.  Compliance with Laws.  Except as set forth on the attached
               --------------------
Compliance Schedule, neither the Company nor any Subsidiary has violated any law
-------------------
(including, without limitation, usury laws) or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation. Except as set forth on the Compliance Schedule, the Company and
                                           -------------------
its Subsidiaries have complied with and are currently in compliance with all Environmental and Safety Requirements, and neither the Company nor its Subsidiaries have received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Company or its Subsidiaries or any of their properties or their facilities and no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or material corrective action or remedial obligation under any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Company or its Subsidiaries or otherwise for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

          5T.  Affiliated Transactions.  Except as set forth on the attached
               -----------------------
Affiliated Transactions Schedule, to the best of the Company's knowledge no
--------------------------------
officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5U.  Real Property Holding Corporation Status.  Since its date of
               ----------------------------------------
incorporation, the Company has not been, and as of the date of the Closing shall not be, a "United States real property holding corporation", as defined in
Section 897(c)(2) of the IRC, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become (and shall use reasonable efforts consistent with sound business practice to avoid becoming) a "United States real property holding company," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

          5V.  Disclosure.  Neither this Agreement, the Private Placement
               ----------
Memorandum nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading; provided that with respect to the financial projections furnished to the
-------- ----
Purchasers by the Company, the Company
represents and warrants only that such projections were based upon assumptions reasonably believed by the Company to be reasonable and fair as of the date the projections were prepared in the context of the Company's history and current and reasonably foreseeable business conditions. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions) and which has had or would reasonably be expected to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

           Section  6.  Definitions.
                        -----------

           6A. Definitions.  For the purposes of this Agreement, the following
               -----------
terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to
       -------
direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Affiliated Group" means any affiliated group as defined in IRC
           ----------------
(S)1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

          "Environmental and Safety Requirements" means all federal, state,
           -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, process ing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation).

          "Event of Noncompliance" has the meaning set forth in the Certificate
           ----------------------
of Designation.

          "Indebtedness" means at a particular time, without duplication, (i)
           -------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and any
           ---
reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Liens" means any mortgage, pledge, security interest, encumbrance,
           -----
lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Permitted Liens" means:
           ---------------

               (i) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) purchase money security interests in any property acquired by the Company or any Subsidiary to the extent permitted by this Agreement;

               (iv) interests or title of a lessor under any lease permitted by this Agreement;

               (v) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction for amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied;

               (vi) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company and its Subsidiaries or detracting from the value of the assets of the Company and its Subsidiaries; and

               (vii) liens outstanding on the date hereof which secure Indebtedness and which are described in the schedules to this Agreement, including, without limitation, those liens contemplated by existing capital leases or proposed capital leases with customers of the Company.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Private Placement Memorandum" means that certain Confidential Private
           ----------------------------
Placement Memorandum prepared by and on behalf of the Company and dated December 1, 1995.

          "Qualified Public Offering" has the meaning given to such term in the
           -------------------------
Certificate of Designation.

          "Restricted Securities" means (i) the Preferred Stock and Common Stock
           ---------------------
issued hereunder, (ii) the Warrants issued hereunder, (iii) the Class A Common issued upon conversion of the Class A Preferred or upon exercise of the Class A Warrants or upon conversion of the Class B Common, (iv) the Class B Common issued upon conversion of the Class B Preferred or upon exercise of the Class B Warrants, (v) the Class A Preferred issued upon conversion of the Class B Preferred and (vi) any securities issued with respect to the securities referred to in clauses (i) through (v) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4B. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended, or any similar federal law then in force.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Liabilities" means liabilities for the payment of Taxes.
           ---------------

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

          "Underlying Common Stock" means (i) the Class A Common issued or
           -----------------------
issuable upon conversion of the Class A Preferred or upon exercise of the Class A Warrant, (ii) the Class B Common issued or issuable upon conversion of the Class B Preferred or exercise of the Class B Warrant or exercise of the Contingent Warrants and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Preferred Stock or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Preferred Stock or exercise of the Warrants, such Underlying Common Stock shall be deemed to be in existence, and such Person shall be entitled to exercise the rights of a holder of Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a
           -----------------------
Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section  7.  Miscellaneous.
                       -------------

          7A.  Expenses.  The Company shall pay, and hold each Purchaser and all
               --------
holders of Preferred Stock, Warrants and Underlying Common Stock harmless against liability for the payment of, (i) the fees and expenses incurred in connection with their due diligence investigation and review of the Company and its affairs and operations (including accounting and other consulting fees and expenses) which shall be payable at the Closing or, if the Closing does not occur, payable upon demand (such fees currently estimated at $20,000), (ii) the fees and expenses of their special counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand (such fees currently estimated at $45,000 - $50,000 assuming that no unforeseen issues or conditions arise), (iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) requested by the Company under or in respect of this Agreement, the agreements contemplated hereby, the Articles of Organization or the Certificate of Designation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company), (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Preferred Stock or any shares of Common Stock issuable upon conversion of Preferred Stock or exercise of the Warrants, (v) the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby, the Articles of Organization, the Warrants and the Certificate of Designation, and (vi) the reasonable fees and expenses incurred by each such Person in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person.

          7B.  Remedies.  Each holder of Preferred Stock and Underlying Common
               --------
Stock shall have all rights and remedies set forth in this Agreement, the Articles of Organization and the Certificate of Designation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C.  Purchaser's Investment Representations.
               --------------------------------------

          (i)  Investment Representations.  Each of the Purchasers represents
               --------------------------
severally and as to itself only, and not jointly, that it is its present intention to acquire the Preferred Stock and Warrant to be acquired by it for its own account and that the Preferred Stock and the Warrant are being and will be acquired by it not with a view to distribution or resale thereof in violation of the Securities Act. The acquisition by each Purchaser of the Preferred Stock and the Warrant acquired by it shall constitute a confirmation of this representation by each such Purchaser.

          (ii)   Access to Information.  Each Purchaser or its representative
                 ---------------------
during the course of this transaction, and prior to the purchase of the Preferred Stock and the Warrant, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Preferred Stock and the Warrant, and to obtain any additional information, documents, records and books related to the Company, its business and an investment in the Company necessary to verify the accuracy of the information contained in the Private Placement Memorandum or otherwise related to the financial data and business of the Company.

          (iii)  General Access.  Each Purchaser or its representative have
                 --------------
received and read or reviewed, and are familiar with, this Agreement and confirm that all documents, records and books pertaining to the Purchaser's investment in the Company and requested by the Purchaser or its representative from the Company have been made available or delivered to such Purchaser.

          (iv)   Transfer Restrictions Imposed by Securities Laws. Each
                 ------------------------------------------------
Purchaser understands that the Preferred Stock has not been registered under the Securities Act and applicable state securities laws, and, therefore, cannot be resold unless it is subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available; the Company does not have any present intention and is under no obligation to register the Preferred Stock under the Securities Act and applicable state securities laws, except as provided in the Registration Agreement; and Rule 144 under the Securities Act may not be available as a basis for exemption from registration of the Preferred Stock thereunder.

          (v)    Lack of Liquidity.  Each Purchaser acknowledges that it has no
                 -----------------
present need for liquidity in connection with its purchase of the Preferred
Stock.

          (vi)   Risk.  Each Purchaser understands that the purchase of the
                 ----
Preferred Stock and the Warrant involves a high degree of risk and there is no public market for the Company's capital stock as of the Closing and there can be no assurances that any public market for such stock will develop.

          (vii)  Accredited Investor Status.  Each Purchaser is an
                 --------------------------
"Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

          (viii) Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on May 30, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of May 30, 1996 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7D.  Treatment of the Preferred Stock.  The Company covenants and
               --------------------------------
agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock, it shall treat all distributions paid by it on the Preferred Stock as non-deductible dividends on all of its tax returns and (ii) it shall treat the Preferred Stock as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Preferred Stock as dividends on preferred stock in such statements and reports. The Company acknowledges and agrees that the increased dividend rate on the Preferred Stock provided for in the Certificate of Designation upon the occurrence of certain Events of Noncompliance has been negotiated by (and is intended by) the Company and the Purchasers as a reasonable increase in yield necessitated by the increased risk to the holders of the Preferred Stock which would arise upon any such occurrence. The Company agrees that the Preferred Stock is stock which participates in corporate growth to a significant extent within the meaning of Treasury Regulation (S)1.305-5(a), and hence will not be treated as preferred stock for purposes of IRC (S)305 and the regulations thereunder. Accordingly, the Company has determined that there will not be constructive distributions under Treasury Regulation (S)1.305-5(b) with respect to the Preferred Stock.

          7E.  Consent to Amendments; Waivers.  Except as otherwise expressly
               ------------------------------
provided herein, any provision of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent or waiver of the holders of a majority of the outstanding Preferred Stock; provided that if there is no Preferred Stock outstanding, any
                 -------- ----
provision of this Agreement may be amended or waived and the Company may take any action herein prohibited, only if the Company has obtained the written consent or waiver of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Preferred Stock, Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Articles of Organization or Certificate of Designation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Preferred Stock or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. If the Company pays any consideration to any holder of Preferred Stock or Underlying Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

          7F.  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Purchaser or on its behalf) for a period of five (5) years.

          7G.  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Preferred Stock, the Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock, such Warrants or such Underlying Common Stock.

          7H.  Capital and Surplus; Special Reserves.  The Company agrees
               -------------------------------------
that the capital of the Company (as such term is used in the Business Corporation Law of Massachusetts) in respect of the Preferred Stock issued pursuant to this Agreement shall be equal to the aggregate par value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under the Business Corporation Law of Massachusetts without the prior written consent of the holders of a majority of the outstanding Preferred Stock.

          7I.  Generally Accepted Accounting Principles.  Where any accounting
               ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies, unless otherwise directed by the holders of a majority of the outstanding Preferred Stock.

          7J.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7K.  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7L.  Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7M.  Governing Law.  The Business Corporation Law of Massachusetts,
               -------------
without regard to its principles of conflicts of laws, shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law rules or provisions (whether of The Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than The Commonwealth of Massachusetts.

          7N.  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the attached Schedule of Purchasers attached hereto and to the Company at the
         ----------------------
address indicated below:

               BankVest Capital Corp.
               114 Turnpike Road
               Westborough Executive Park
               Westborough, Massachusetts  01581
               Attention:  President

               with a copy to:
               --------------

               Goldstein & Manello, P.C.
               265 Franklin  Street
               Boston, Massachusetts 02110
               Attention:  Richard J. Snyder

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7O.  Consideration for Warrants.  The Purchasers and the Company
               --------------------------
acknowledge and agree that the fair market value of the Preferred Stock issued hereunder is $5,980,000 and the fair market value of the Warrants issued hereunder is $20,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Preferred Stock and the Warrants shall be allocated as set forth in paragraph 1B hereof. Each Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          7P.  Understanding Among the Purchasers.  The determination of each
               ----------------------------------
Purchaser to purchase the Preferred Stock and the Warrants pursuant to this Agreement has been made by such

Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

          7Q.  No Strict Construction. The parties hereto have participated
               ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                               *   *   *   *   *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   BANKVEST CAPITAL CORP.

                                   By_______________________________

                                   Its______________________________


                                   PRIMUS CAPITAL FUND III LIMITED
                                   PARTNERSHIP

                                   By: Primus Venture Partners III
                                       Limited Partnership, its general partner

                                   By: Primus Venture Partners, Inc.,
                                       its general partner


                                   By_______________________________

                                   Its______________________________


                                   PNC VENTURE CORP

                                   By_______________________________

                                   Its______________________________

                             SCHEDULE OF PURCHASERS
                             ----------------------


Primus Capital Fund III
   Limited Partnership
One Cleveland Center
Suite 2700
Cleveland, Ohio  44114
Attention:  Kevin J. McGinty

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook


PNC Venture Corp
c/o PNC Equity Management Corp.
One PNC Plaza, 19th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222
Attention:  Gary J. Zentner

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook

                                LIST OF EXHIBITS
                                ----------------


Exhibit A   -  Certificate of Designation

Exhibit B   -  Certificate of Amendment

Exhibit C   -  Registration Agreement

Exhibit D   -  Stockholders Agreement

Exhibit E   -  Opinion of Counsel

Exhibit F   -  Form of Class A Warrant

Exhibit G   -  Form of Class B Warrant

Exhibit H   -  Additional Provisions re: Contingent Warrants

                          LIST OF DISCLOSURE SCHEDULES
                          ----------------------------


                       Employee Stock Purchase Schedule
                       Capitalization Schedule
                       Subsidiary Schedule
                       Restrictions Schedule
                       Financial Statements Schedule
                       Liabilities Schedule
                       Developments Schedule
                       Assets Schedule
                       Taxes Schedule
                       Contracts Schedule
                       Employee Benefits Schedule
                       Intellectual Property Schedule
                       Brokerage Schedule
                       Litigation Schedule
                       Consents Schedule
                       Compliance Schedule
                       Transactions Schedule
                       Affiliated Transactions Schedule

                                                                [EXECUTION COPY]



                            SECOND AMENDMENT TO AND
                        WAIVER OF CERTAIN PROVISIONS TO
                            1996 PURCHASE AGREEMENT

     THIS SECOND AMENDMENT AND WAIVER OF CERTAIN PROVISIONS TO 1996 PURCHASE AGREEMENT (the "Agreement") is made as of May 28, 1998, by and among BankVest
                ---------
Capital Corp., a Massachusetts corporation (the "Company"), Primus Capital Fund
                                                 -------
III Limited Partnership, an Ohio limited partnership ("Primus"), and PNC Venture
                                                       ------
Corp, a Delaware corporation ("PNC").
                               ---

          WHEREAS, the parties to this Agreement are parties to that certain Purchase Agreement dated as of May 30, 1996 and as amended pursuant to that certain First Amendment to and Waiver of Certain Provisions to Purchase Agreement dated as of February 28, 1997 by and among the parties to this Agreement (the "1996 Purchase Agreement").
                -----------------------

          WHEREAS, the parties to this Agreement are parties to a Purchase Agreement of even date herewith (the "1998 Purchase Agreement").
                                      -----------------------

          WHEREAS, the 1996 Purchase Agreement contains certain provisions which conflict with and which would restrict or limit the Company's ability to perform the Company's obligations under the 1998 Purchase Agreement and consummate the transactions contemplated thereby. The execution and delivery of this Agreement is a condition to the Closing under the 1998 Purchase Agreement.

          WHEREAS, Primus, PNC and the Company desire to waive certain provisions contained in the 1996 Purchase Agreement in order to enable the Company to perform its obligations under the 1998 Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them the 1998 Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained the parties hereby agree as follows:

1.   Waivers
     -------

     1A.  Issuance of Securities.  Primus and PNC hereby waive the restrictions
          ----------------------
contained in Section 3D(iii) (including as the same is referenced in Section 3F) of the 1996 Purchase Agreement, relating to the limitation on the Company's ability to issue securities and with respect to the issuance and sale to Primus and PNC of the Class C Preferred and the Class D Preferred.

     1B.  Amendment to Stock Option Plan.  Primus and PNC hereby waive the
          ------------------------------
restriction contained in Section 3D (xxi) (including as such Sections are referenced in Section 3F) of the 1996 Purchase Agreement, relating to any amendment or modification of the Company's stock option plan, as such restriction limits the Company's ability to increase the number of shares of Class A Common which are subject to such stock option plan to not more than 200,000. Primus and PNC acknowledge and agree to the increase in the number of shares of Class A Common which are subject to such stock option plan from 200,000 to 300,000 as such numbers of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all stock options and purchase rights outstanding at the time of issuance of the Preferred Stock or exercised for shares of Common Stock prior to the time of issuance of the Preferred Stock.


                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Wavier as of the date first above written.

                         BANKVEST CAPITAL CORP.

                         By   _____________________________________

                         Its  _____________________________________



                         PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP

                         By: Primus Venture Partners III Limited Partnership, its general partner
                         By:  Primus Venture Partners, Inc., its general partner


                         By   _____________________________________

                         Its  _____________________________________



                         PNC VENTURE CORP

                         By   _____________________________________

                         Its  _____________________________________

                                                                       EXHIBIT C
                                                                [EXECUTION COPY]



                            BANKVEST CAPITAL CORP.
                            REGISTRATION AGREEMENT
                            ----------------------

          THIS AGREEMENT is made as of May 30, 1996, by and among BankVest Capital Corp., a Massachusetts corporation (the "Company"), Primus Capital Fund
                                                 -------
III Limited Partnership, an Ohio limited partnership ("Primus"), and PNC Venture
                                                       ------
Corp, a Delaware corporation ("PNC").
                               ---

          The parties to this Agreement are parties to a Purchase Agreement of even date herewith (the "Purchase Agreement"). In order to induce Primus and
                         ------------------
PNC (the "Investors") to enter into the Purchase Agreement, the Company has
          ---------
agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

          The parties hereto hereby agree as follows:

          1.   Demand Registrations.
               --------------------

          (a)  Requests for Registration.  At any time after the third
               -------------------------
anniversary of the Closing under the Purchase Agreement or such earlier time as the Company has completed a public offering of its Common Stock under the Securities Act, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-
                                                                           ----
Form Registrations"), and the holders of at least 25% of the Registrable
------------------
Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations
                    ------------------------
requested pursuant to this paragraph 1(a) are referred to herein as "Demand
                                                                     ------
Registrations".  Each request for a Demand Registration shall specify the
-------------
approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall, subject to paragraph 1(d) below, include in such registration all Registrable Securities with respect to which the Company has received written re quests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Long-Form Registrations.  The holders of Registrable Securities
               -----------------------
shall be entitled to request two Long-Form Registrations in which the Company shall pay all Registration Expenses ("Company-paid Long-Form Registrations"). A
                                      ------------------------------------
registration shall not count as one of the permitted Company-paid Long-Form Registrations until it has become effective, and neither the last or any subsequent Company-paid Long-Form Registration shall count as one of the permitted Company-paid Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay
                               -------- ----
all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Long-Form Registrations.

          (c)  Short-Form Registrations.  In addition to the Long-Form
               ------------------------
Registrations provided pursuant to paragraph 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d)  Priority on Demand Registrations.  The Company shall not include
               --------------------------------
in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

          (e)  Restrictions on  Registrations.  The Company shall not be
               ------------------------------
obligated to effect any Long-Form Registration within 270 days after the effective date of a previous Long-Form Registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable
                        -------- ----
Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

          (f)  Other Registration Rights.  Except as provided in this Agreement,
               -------------------------
the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities; provided
                                                                    --------
that the Company may grant rights to other Persons to  participate in Piggyback
----
Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback
Registrations.

          2.   Piggyback Registrations.
               -----------------------

          (a)  Right to Piggyback.  Whenever the Company proposes to register
               ------------------
any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company
                                           ----------------------
shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to paragraphs 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b)  Piggyback Expenses.  The Registration Expenses of the holders of
               ------------------
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c)  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

          (d)  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities requested to be included in such registration.

          (e)  Other Registrations.  If the Company has previously filed a
               -------------------
registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

          3.   Holdback Agreements.
               -------------------

          (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of at least 2% of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          4.   Registration Procedures.  Whenever the holders of Registrable
               -----------------------
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Preferred Stock, Nonvoting Common Stock and Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities shall be distributed to the public), and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided
                                                                       --------
that before filing a registration statement or prospectus or any amendments or
----
supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel);

          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally
        -------- ----
to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction; and provided further that anything in this Agreement to the
                  -------- -------
contrary notwithstanding with respect to the bearing of expenses, if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of such Registrable Securities in that jurisdiction be borne by the sellers of Registrable Securities, then such expenses shall be payable by such sellers of Registrable Securities pro rata to the extent required by such jurisdiction;

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; provided that such
                                                      -------- ----
Registrable Securities constitute at least 10% of the securities covered by such registration statement).

          5.   Registration Expenses.
               ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this
               ---------------------
Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees (not to exceed $25,000 with respect to each such Demand and Piggyback Registration) and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          6.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company and the underwriter, and their directors and officers and each Person who controls the Company or the underwriter, as the case may be (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not
             -------- ----
joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          7.   Participation in Underwritten Registrations.  No Person may
               -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no
                                                            -------- ----
holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company and the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

          8.   Definitions.
               -----------

          (a)  "Registrable Securities" means (i) any Class A Common issued upon
                ----------------------
the conversion of any Class A Preferred or the exercise of the Class A Warrant issued pursuant to the Purchase Agreement, (ii) any Class A Common issued upon the conversion of any Class B Common issued upon conversion of any Class B Preferred or the exercise of the Class B Warrant issued pursuant to the Purchase Agreement or the exercise of the Contingent Warrants (if any) issued pursuant to the Purchase Agreement, (iii) any Class A Common issued upon the conversion of any Class A Preferred issued upon the conversion of any Class B Preferred issued pursuant to the Purchase Agreement, (iv) any Class A Common or Class B Common issued or issuable with respect to the securities referred to in clauses (i),
(ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of Class A Common or other Common Stock held by Persons holding securities described in clauses (i) to (iv), inclusive, above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

          (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

          9.   Miscellaneous.
               -------------

          (a)  Selection of Investment Bankers.  The selection of investment
               -------------------------------
banker(s) and manager(s) for any public offering or private sale by the Company of its securities must be approved by the holders of a majority of the Registrable Securities, which approval shall not be unreasonably withheld so long as such investment banker(s) and manager(s) are of recognized national standing and, in the case of a public offering, can reasonably be expected to provide the requisite degree of analytical and other support to the Company and the investing public following such offering.

          (b)  No Inconsistent Agreements.  The Company shall not hereafter
               --------------------------
enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (c)  Adjustments Affecting Registrable Securities.  The Company shall
               --------------------------------------------
not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (d)  Remedies.  Any Person having rights under any provision of this
               --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (e)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

          (f)  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (g)  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (h)  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (i)  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (j)  GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS.

          (k)  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto and to the Company at the address
---------------------
indicated below:

                    BankVest Capital Corp.
                    114 Turnpike Road
                    Westborough Executive Park
                    Westborough, Massachusetts 01581
                    Attention: President

                    with a copy to:
                    --------------

                    Goldstein & Manello, P.C.
                    265 Franklin Street
                    Boston, Massachusetts 02110
                    Attention:  Richard J. Snyder

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                            *     *     *     *    *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   BANKVEST CAPITAL CORP.

                                   By   ______________________________________

                                   Its  ______________________________________


                                   PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP

                                   By:  Primus Venture Partners III
                                        Limited Partnership, its general partner

                                   By:  Primus Venture Partners, Inc.,
                                        its general partner


                                   By   ______________________________________

                                   Its  ______________________________________



                                   PNC VENTURE CORP

                                   By   ______________________________________

                                   Its  ______________________________________

                             Schedule of Investors
                             ---------------------


Primus Capital Fund III
    Limited Partnership
One Cleveland Center
Suite 2700
Cleveland, Ohio  44114
Attention:  Kevin J. McGinty

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook



PNC Venture Corp
c/o PNC Equity Management Corp.
One PNC Plaza, 19th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222
Attention:  Gary J. Zentner

with a copy to:
--------------

Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Attention: Ted H. Zook